EXHIBIT 10.73


[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION]

LOCKWOOD GREENE                                   14901 QUORUM DRIVE, SUITE 900
ENGINEERING & CONSTRUCTION                               DALLAS, TX 75254-7021
(LETTERHEAD)                                             TELEPHONE 972.991.5505
                                                         FACSIMILE 972.960.2070
                                                         WWW.LG.COM

13 April 2004

Dr. Bogdan Castle Maglich, M.Sc., Ph.D., F.A.P.S.
Chairman & Chief Scientific Officer
HiEnergy Technologies, Inc.
1601B Alton Parkway
Irvine, CA 92606


Dear Dr. Maglich:

Subject: Proposal for Preliminary Manufacturing Facility Assessment Consulting Services Within the Framework of the DFW Homeland Security
          Alliance's Initiative Lockwood Greene Proposal No. DA-04-0052


Lockwood Greene is pleased to have this opportunity to provide assistance to HiEnergy during this crucial period of development for your business. We propose to provide a preliminary study and develop an understanding for the elements of a facility to build your detection devices and meet your anticipated capacity requirements.

BACKGROUND

HiEnergy Technologies, Inc. has developed Stoichiometer technology capable of non-evasively detecting chemical formulas of explosives and other illicit substances. This technology has allowed HiEnergy Technologies to create a family of products for several markets and applications including: airport and customs screening; biological weapons, landmine and bomb squad explosive detection; and industrial quality control processing. HiEnergy Technologies has built and successfully tested products around this technology and need to quickly define the manufacturing, resources that will be needed to commercially produce these products. Based on our initial assessments and understanding of the potential market, we would propose evaluation of a manufacturing facility with a capacity to produce up to 1,000 units per year.

Lockwood Greene proposes, as a first step in this process, to conduct a preliminary manufacturing-needs assessment with HiEnergy Technologies around this current family of products.

Dr. Bogdan Castle Maglich
HiEnergy Technologies, Inc.
13 April 2004
Page 2 of 3


SCOPE OF WORK

Lockwood Greene will provide the following services under this proposal:

1. Meet with HiEnergy Technologies' personnel for up to a two-day period in Irvine, California for the purpose of obtaining information on the physical make-up of the current HiEnergy Technologies family of products.

2.       Conduct analysis of manufacturing needs based on product information.

3. Determine site requirements - size, containment, and other special needs identified by HiEnergy.

4. Provide a report with preliminary layout and estimates of facility needs for commercial production of these products.

DELIVERABLE AND OUTPUT RESULTS

From the information obtained during the joint HiEnergy/Lockwood Greene meeting, Lockwood Greene will conduct studies and assemble a report of estimated facility and other resource needs required to manufacture HiEnergy's family of products for commercial production. It is anticipated that the following topics will be addressed in the report:

1. Physical manufacturing facility with functional block area sizing and layout depicting fabrication, sub-assembly, and final assembly requirements.

2.       Warehousing requirements and layout

3.       Shielding requirements

4.       Security requirements

5.       Office and support area estimates and layout

6.       Quality and testing area requirements and layout

7.       Preliminary make/buy recommendations based on manufacturing needs

8.       Rough-order-of-magnitude capital cost requirement

9.       Estimated production headcount

10.      Estimated milestone facility design and construction schedule

11.      List of concept assumptions

It is understood that the information presented in this report will be a very high-level view of the facility requirements for the manufacture of these products and is intended to provide HiEnergy Technologies' management an estimate only of these needs. The information within this report will provide a good platform to enter the more detailed concept design activity of a Visioneering Session.

Dr. Bogdan Castle Maglich
HiEnergy Technologies, Inc.
13 April 2004
Page 3 of 3


TO BE PROVIDED BY HIENERGY TECHNOLOGIES

In order to facilitate this report, HiEnergy Technologies, Inc. will need to have available as much of the following information as possible prior to the meeting with Lockwood Greene Consulting:

1.       A detailed parts list for each product to be considered in the analysis

2.       Known information about manufacturing/assembly process steps

3. All known material, tolerance, and finish requirements for each component

4.       Information regarding hazardous materials and radiation levels

5.       Identification of current manufacturer/supplier of each part

6. All known and anticipated testing requirements for materials, individual components and assemblies

7. Identification of any processes that cannot be outsourced due to their proprietary nature

8.       Estimate of five-year sales/ production rate per product

9. Access to HiEnergy Technologies' personnel during the joint meeting and during the analysis period

COMPENSATION

We propose to complete this effort for a *** fee of ***, plus expenses incurred. We anticipate that expenses will not exceed ***. Expenses will be invoiced to HiEnergy with backup documentation as a pass-trough for incurred expenses only.

Sincerely,
LOCKWOOD GREENE

/s/ Stephen L. Yellin

Stephen L. Yellin
Group Director Advance Technology Western Division

--------------------------------------------------------------------------------

APPROVED BY:

HIENERGY TECHNOLOGIES, INC.

/s/ Bogdan C. Maglich                                April 13, 2004
--------------------------------                     --------------
Signature                                                  Date


This proposal, including all data contained herein, is proprietary and shall not be disclosed to third parties without the express consent of Lockwood Greene.

*** Confidential Treatment Requested